Exhibit 99.1

NEOTHETICS REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, November 12, 2015 — Neothetics, Inc. (NASDAQ: NEOT), a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market, today reported financial results and business progress for the third quarter 2015.

“We have been very productive the past few quarters as we have completed enrollment for our pivotal Phase 3 studies in early September,” said George Mahaffey, president and chief executive officer of Neothetics. “We are tightening our guidance regarding the release of our top-line results for the AbCONTOUR1 and AbCONTOUR2 trials and expect to release these top-line results in December.”

Third Quarter 2015 Highlights

•

Neothetics announced issuance of U.S. Patent No. 9,132,084 by the United States Patent and Trademark Office (USPTO). This marks issuance of the company's third United States patent in its portfolio that is directed to Neothetics' lead asset, LIPO-202, the first non-invasive injectable drug candidate for reduction of central abdominal bulging due to subcutaneous fat in non-obese subjects. This particular patent is directed to formulations and methods for reducing adipose tissue using LIPO-202.

•

Neothetics initiated the safety study, LIPO-202-CL-21 of LIPO-202 in obese subjects. This is a supplemental safety study that Neothetics expects to submit to the U.S. Food and Drug Administration (FDA) as part of the company's New Drug Application (NDA) package for LIPO-202.

•	Neothetics expanded its Board of Directors with the appointment of Jeffrey Nugent.
•	Neothetics presented at the Orange County Summit on Aesthetics and Dermatology meeting.
•

Neothetics completed enrollment for its two pivotal Phase 3 trials titled AbCONTOUR1 and AbCOUNTOUR2. The trials are evaluating LIPO-202 for the reduction of central abdominal bulging due to subcutaneous fat in non-obese subjects.

•

Neothetics announced the reaffirmation of all claims of two of its issued patents by the USPTO and termination of the reexamination challenges that were initiated by a third party. Both patents are directed to methods of treatment for LIPO-202.

Third Quarter Ended September 30 Financial Results

Research and development expenses for the third quarter of 2015 were $15.2 million, compared to $0.9 million for the same quarter in 2014. R&D expenses for the first nine months of 2015 were $27.4 million, compared to $3.3 million in the nine-month period ended September 30, 2014. The increase in R&D expenses in the first nine months of 2015 compared to the same period in the prior year primarily

Exhibit 99.1

reflects expenses related to conducting the Phase 3 LIPO-202 AbCONTOUR1 and AbCONTOUR2 clinical trials, as well as the planning and initiation of supplemental clinical studies.

General and administrative expenses for the third quarter of 2015 were $1.8 million, compared to $0.9 million for the same quarter in 2014. Total general and administrative expenses for the first nine months of 2015 were $5.4 million, compared to $3.1 million in the nine months ended September 30, 2014. The increase in general and administrative expenses in the first nine months of 2015 compared to the same period of the prior year is primarily attributable to general legal fees, insurance, and investor and public relations activities increasing as a result of becoming a public company, as well as the hiring of additional personnel.

Net loss for the third quarter of 2015 was $17.3 million, or $1.26 basic and diluted net loss per share, compared to a net loss of $4.0 million, or $7.31 basic and diluted net loss per share, for the same period in 2014. For the nine months ended September 30, 2015, net loss was $33.6 million, or $2.46 basic and diluted net loss per share, compared to a net loss of $7.9 million, or $14.50 basic and diluted net loss per share for the nine months ended September 30, 2014.

Cash and cash equivalents were $51.3 million as of September 30, 2015 compared to $75.9 million as of December 31, 2014. Based on current operating assumptions, Neothetics believes its existing cash and cash equivalents will allow it to fund completion of its LIPO-202 Phase 3 pivotal trials and related studies in support of the company’s NDA filing.

About LIPO-202

LIPO-202 is an injectable formulation of salmeterol xinafoate, a well-known long-acting ß2-adrenergic receptor agonist used in several FDA-approved drugs, including ADVAIR® for asthma. Neothetics’ studies suggest that salmeterol xinafoate also activates ß2-adrenergic receptors on fat cells, triggering the breakdown of triglycerides stored in the cells, causing them to shrink by means of a natural process called lipolysis. LIPO-202 is initially being developed as a non-surgical, convenient method to reduce non-obese individuals’ central abdominal bulging due to subcutaneous fat – commonly characterized as a pot-belly, stomach rolls, or a pouch.

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. The lead product candidate, LIPO-202, is for the reduction of subcutaneous fat in the central abdomen in non-obese patients, an indication for which there is no FDA-approved drug. If approved, LIPO-202 may be the first-in-class injectable formulation, non-surgical, non-ablative procedure for localized fat reduction and body contouring. For more information on Neothetics, please visit www.neothetics.com.

Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc.  Other names and brands may be claimed as the property of others.

Exhibit 99.1

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials and obtaining regulatory approval to commercialize LIPO-202 and other product candidates, product development activities, the need to raise additional funding, when needed, in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third-party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Exhibit 99.1

Neothetics, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$15,211,268	$942,654	$27,381,864	$3,258,198
General and administrative	1,768,935	922,846	5,435,543	3,075,059
Total operating expenses	16,980,203	1,865,500	32,817,407	6,333,257
Loss from operations	(16,980,203)	(1,865,500)	(32,817,407)	(6,333,257)
Interest income	6,035	1,221	20,352	3,114
Interest expense	(287,916)	(132,109)	(844,839)	(162,607)
Loss on change in fair value of preferred stock warrants	—	(2,044,474)	—	(1,429,813)
Net loss	$(17,262,084)	$(4,040,862)	$(33,641,894)	$(7,922,563)
Net loss per share, basic and diluted	$(1.26)	$(7.31)	$(2.46)	$(14.50)
Weighted average shares used to compute basic and diluted net loss per share	13,702,177	552,440	13,683,470	546,211

Exhibit 99.1

Neothetics, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$51,270,399	$75,947,516
Prepaid expenses and other current assets	995,898	925,773
Total current assets	52,266,297	76,873,289

Restricted cash	200,000	—
Property and equipment, net	204,147	24,809
Total assets	$52,670,444	$76,898,098
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,413,080	$997,269
Accrued expenses	3,603,947	912,320
Deferred rent	17,523	—
Long-term debt, current portion	1,986,711	—
Total current liabilities	12,021,261	1,909,589
Long-term debt, net of current portion	7,916,709	9,741,080
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 13,707,910 and 13,671,311 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively;	1,371	1,366
Additional paid-in capital	136,047,709	134,920,775
Accumulated deficit	(103,316,606)	(69,674,712)
Total stockholders’ equity	32,732,474	65,247,429
Total liabilities and stockholders’ equity	$52,670,444	$76,898,098

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Strategy

917-460-9307

fberkowitz@neothetics.com